UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

CIRCUIT CITY STORES, INC. (Name of Registrant as Specified In Its Charter)

N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
____________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
____________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
____________________________________________________________________
(5) Total fee paid:
____________________________________________________________________
☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
_________________________________________________________________
	(2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________
	(3)	Filing Party:
_________________________________________________________________
	(4)	Date Filed:
_________________________________________________________________
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 28, 2008

VIA FACSIMILE TO 212-451-2222

Mark J. Wattles
Wattles Capital Management, LLC
7945 W. Sahara Avenue, Suite 205
Las Vegas, NV 89117

Dear Mark:

Since I have not heard from you regarding the scheduling of a meeting, I am writing to follow-up on my February email regarding your request. As you know, we value the input from all of our shareholders and I welcome the opportunity to speak with you after we release our fourth quarter and year-end results, which we have scheduled for April 9,
2008. If you would like to meet before then, I am open to arranging a meeting to listen to your views and ideas for Circuit City.

Separately, neither the board of directors nor the company has received a response to our letter of February 28, 2008, requesting meetings with your nominees to the board. Our
Nominating & Governance Committee would like to have the opportunity to meet with your board nominees.

I look forward to your reply.

Sincerely,

/s/ Phil Schoonover

Phil Schoonover